As filed with the Securities and Exchange Commission on March 22, 2004
                           Registration No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -------------------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ------------------------------
                               FEDDERS CORPORATION
             (Exact name of Registrant as specified in its Charter)

          Delaware                        1-8831                 22-2572390
(State or other jurisdiction        (Commission File No.)     (IRS Employee
    of incorporation)                                        Identification No.)


                              505 Martinsville Road
                      Liberty Corner, New Jersey 07938-0813
         -------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                (908) 604-8686
         -------------------------------------------------------------
                Registrant's telephone number, including area code


                             Robert N. Edwards, Esq.
                       Vice President and General Counsel
                              505 Martinsville Road
                      Liberty Corner, New Jersey 07938-0813
                                 (908) 604-8686
         -------------------------------------------------------------
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                            CALCULATION OF REGISTRATION FEE

------------------------ -------------- -------------------- ------------------ --------------
 Title of Each Class of   Amount to be    Proposed Maximum    Proposed Maximum    Amount of
    Securities to be       Registered    Offering Price Per  Aggregate Offering  Registration
       Registered                             Unit (1)           Price (1)           Fee
------------------------ -------------- -------------------- ------------------ --------------
 Common Stock, $.01 par     300,000            $5.61             $1,683,000        $213.24
    value per share
------------------------ -------------- -------------------- ------------------ --------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of the Registrant's common stock on March 19, 2004, as reported by the New York Stock Exchange.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
                           __________________________

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED MARCH 22, 2004
                             PRELIMINARY PROSPECTUS

                                 300,000 Shares

                               FEDDERS CORPORATION

                                  Common Stock

         All of the 300,000 shares of common stock offered hereby are being offered by one of our stockholders. See "Selling Stockholder." We will not receive any proceeds from the sale of the common stock offered hereby.

         The shares of common stock offered hereby may be sold from time to time in brokerage transactions at prevailing market prices through a broker to be nominated by the Selling Stockholder or others, in privately negotiated transactions for the account of the Selling Stockholder at prices at or near the market price, or in other privately negotiated transactions. See "Plan of Distribution."

         We have agreed to bear all expenses, other than selling commissions and related expenses relating to the shares, in connection with the registration and sale of the shares being registered hereby.

         Our common stock is quoted on the New York Stock Exchange under the symbol "FJC." On March 19, 2004, the last sale price of our common stock as reported on the New York Stock Exchange was $5.50.

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTIONS ENTITLED "RISK FACTORS" IN THE DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCES IN THIS PROSPECTUS FOR CERTAIN RISKS AND UNCERTAINTIES THAT YOU SHOULD CONSIDER.

                            ______________________

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ______________________

                  The date of this prospectus is March   , 2004.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Where You Can Find More Information ........................................1
Incorporation of Certain Documents by Reference.............................1
The Company.................................................................1
Risk Factors................................................................2
Plan of Distribution........................................................4
Use of Proceeds.............................................................6
Selling Security Holder.....................................................6
Forward-Looking Statements..................................................6
Legal Matters...............................................................7
Experts.....................................................................7

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information that we file at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at our web site at http://www.fedders.com and at the Securities and Exchange Commission's web site at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the time all of the securities offered by this prospectus are sold.


       (a) Our Current Reports on Form 8-K, filed with the Commission on February 9, 2004, February 17, 2004 and March 12, 2004;

       (b) Our Quarterly Reports on Form 10-Q, for the four-month period ended December 31, 2003 and for the three-month period ended November 30, 2003;

       (c) Our Annual Report on Form 10-K for the fiscal year ended August 31, 2003;

       (d) Our Proxy Statement for our Annual Meeting of Stockholders filed with the Commission on December 23, 2003, as amended by Amendment No.1 filed with the Commission on March 19, 2004; and

       (e) Our description of our Common Stock contained in our Registration Statement on Form 8-A, filed on January 25, 2001.

      You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                               Corporate Secretary
                               Fedders Corporation
                              505 Martinsville Road
                      Liberty Corner, New Jersey 07938-0813
                            Telephone: (908) 604-8686

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this Prospectus.

                                   THE COMPANY

         Our principal executive offices are located at 505 Martinsville Road, Liberty Corner, New Jersey 07938-0813. Our telephone number is (908) 604-8686.

                                  RISK FACTORS

Risks Related to Our Business

Our business can be adversely affected by an economic downturn.

         Our business is affected by a number of economic factors, including the level of economic activity in the markets in which we operate. A decline in economic activity in the United States could materially affect our financial condition and results of operations. In our business, a decline in economic activity, as a result of cyclical or other factors typically results in a decline in purchases of our products, which would result in a decrease in our sales volume and profitability.

Cooler than normal summers may depress our sales.

         Demand for our products is strongly affected by the weather. Hotter than normal summers generate strong demand for our air conditioning products. Conversely, cooler than normal summers depress our sales. Because a high percentage of our overhead and operating expenses is relatively fixed throughout the year, operating earnings and net earnings tend to be lower in quarters with lower sales. Variations in demand could have a material adverse effect on the timing of our cash flows and therefore our ability to service our obligations with respect to our indebtedness, including the notes.

We may incur material costs as a result of warranty and product liability claims, which would negatively affect our profitability.

         The development, manufacture, sale and use of our products involve a risk of warranty and product liability claims. Our product liability insurance policies have limits that, if exceeded, may result in material costs that would have an adverse effect on our future profitability. In addition, warranty claims are not covered by our product liability insurance and there may be types of product liability claims that are also not covered by our product liability insurance.

Our failure to successfully integrate any businesses that we may acquire in the future could adversely affect us.

         We continually evaluate potential acquisitions and intend to actively pursue acquisition opportunities, some of which may be material. We may finance future acquisitions with internally generated funds, bank borrowings, issuances of debt or equity securities or a combination of the foregoing. If we complete acquisitions, we will encounter various associated risks. These risks include the possible inability to integrate an acquired business into our operations, diversion of management's attention and unanticipated problems or liabilities. Some of these risks could result in a material adverse effect on our financial condition or operating results.

We may not be able to successfully compete in the highly competitive HVACR business.

         Competition in our various markets could cause us to reduce our prices or lose market share, or could negatively affect our cash flow, which could have an adverse effect on our future financial results. Substantially all of the markets in which we participate are highly competitive. The most significant competitive factors we face are product reliability, product performance, service and price, with the relative importance of these factors varying among our product lines. Other factors that affect competition in the HVACR market include the development and application of new technologies and an increasing emphasis on the development of more energy efficient HVACR products. Moreover, new product introductions are an important factor in the market categories in which our products compete. Several of our competitors have greater financial and other resources than we have, allowing them to invest in more extensive research and development. We may not be able to compete successfully against current and future competition, and we cannot assure you that the current and future competitive pressures faced by us will not materially adversely affect our business and results of operations.

Currently, our business depends on our relationships with a limited number of large customers.

         In fiscal 2003, 2002 and 2001 two customers accounted for 48%, 49% and 49%, respectively, of net sales. While we have done business with most of our principal customers for a number of years, agreements with principal customers are reached annually and are based on purchase orders. We cannot assure you that sales to principal customers will continue at current levels. Further, continuation of the relationships depends on the customers' satisfaction with the price, quality and delivery of our products. The loss of, or a reduction in purchase levels by, a significant customer would have a material adverse effect on our business.

Our working capital requirements fluctuate because of the seasonal nature of our business. Unavailability of needed working capital could adversely affect us.

         Because of the seasonal nature of our business, our working capital requirements are significantly higher at certain times of the year. Additional working capital may not be available on satisfactory terms. Unavailability of needed working capital could have a material adverse effect on our business and operating results.

Our loss of certain key members of management or inability to attract other qualified personnel could negatively affect our business prospects.

         We believe that our performance has been and will continue to be dependent upon the efforts of our principal executive officers. Although we have designed incentive and compensation programs to retain key employees, including options to purchase our stock, we cannot assure you that our principal executive officers will continue to be available. Mr. Sal Giordano, Jr., Chairman and CEO of Fedders Corporation and Fedders North America, is the only principal executive officer with an employment agreement, the term of which expires on September 30, 2006. The loss of some or all of these principal executive officers could have a material adverse effect on us. We believe that our future success will depend in large part on our continued ability to attract and retain highly skilled and qualified personnel.

The unavailability of and fluctuation in the cost of raw materials could adversely affect our future results.

         Our operations are dependent on the supply of various raw materials, including steel, copper and aluminum, from domestic and foreign suppliers. We obtain substantially all of our supply of steel, copper and aluminum under purchase orders rather than long-term supply contracts. Supply interruptions or cost increases which we are unable to pass on to our customers could adversely affect our future operating results.

We are subject to various regulatory laws that affect our business and products.

         We are subject to various federal, state and local laws affecting our business. Air conditioners are subject to regulations providing for minimum energy efficiency rating requirements. A combination of an efficient compressor and the design of the air conditioning system using the compressor is needed to achieve the required ratings. The required efficiency levels may be changed by the relevant regulatory authority. Any future changes in required efficiency levels or other government regulations could adversely affect our industry and our business.

Exposure to environmental liabilities could adversely affect our results of operations.

         Our future profitability could be adversely affected by current or future environmental laws. We are subject to extensive and changing federal, state, local and foreign laws and regulations designed to protect the environment, including those governing the discharge of pollutants into the air and water, the management and disposal of hazardous materials and the cleanup of contaminated sites. These laws and regulations could impose liability for remediation costs and often result in civil or criminal penalties in cases of non-compliance. In addition, liability for cleanup costs under certain environmental laws, such as the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA, or the federal Superfund law), can be imposed retroactively and without regard to the lawfulness of our conduct. Compliance with environmental laws increases our costs of doing business. Because these laws are subject to frequent change, we are unable to predict the future costs resulting from environmental compliance.

         The United States and other countries have established programs for limiting the production, importation and use of certain ozone depleting chemicals, including refrigerants that we use in most of our air conditioning and refrigeration products. Some categories of these refrigerants have been banned completely and others are currently scheduled to be phased out in the United States by the year 2010. The industry's failure to find suitable replacement refrigerants for substances that have been or will be banned or the acceleration of any phase out schedules for these substances in countries where we do business could have an adverse effect on our future financial results.

Our international operations are subject to risks inherent in such activities.

         We have dedicated resources to participate in the international market by establishing operations in a number of countries. Through Fedders International, we have operations in a number of countries, including China, India, Germany, the United Kingdom and the Philippines. Of our 14 manufacturing facilities, seven are in China. Foreign operations are subject to the risks inherent in such activities, such as foreign regulations, unsettled political conditions, exchange rate fluctuations, logistical and communications challenges, a burdensome costs of complying with a variety of foreign laws, greater difficulties in protecting intellectual property and general economic conditions in these foreign markets.

         Our international operations may be adversely affected by changes in government policies, such as changes in laws and regulations (or the interpretation thereof), restrictions on imports and exports and sources of supply, duties or tariffs, the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of restrictions on currency conversion and remittances abroad and the expropriation of private enterprise. In addition, policy concerns particular to the United States with respect to a country in which we have operations could adversely affect our operations in that country.

         A significant portion of our net sales and costs are denominated in foreign currencies, including the Chinese Yuan, and, to a lesser extent, the Canadian dollar, the euro, the Philippine peso and the Indian rupee. As a result, changes in exchange rates of these foreign currencies to the U.S. dollar will affect our sales, cost of sales and operating margins and could result in exchange losses. The impact of future exchange rate fluctuations on our results of operations cannot be accurately predicted. In the future we may engage in exchange rate hedging activities in an effort to mitigate the impact of exchange rate fluctuations. However, we cannot assure you that any hedging transactions we may enter into will be effective or will not result in foreign exchange hedging loss.


                              PLAN OF DISTRIBUTION

        The shares being offered by the selling stockholder or his pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions:

         o on the New York Stock Exchange or on such other market on which the common stock may from time to time be trading;

         o     in privately-negotiated transactions;

         o     through the writing of options on the shares;

         o     short sales; or

         o     any combination thereof.

         The   sale price to the public may be:

         o     the market price prevailing at the time of sale;

         o     a price related to such prevailing market price;

         o     at negotiated prices; or

         o such other price as the selling stockholder determines from time to time.

         The shares may also be sold pursuant to Rule 144. The selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if he deems the purchase price to be unsatisfactory at any particular time.

         The selling stockholder or his pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals or broker-dealers acting as agents for themselves or their customers. These broker-dealers may be compensated with discounts, concessions or commissions from the selling stockholder or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both. The compensation as to a particular broker-dealer might be greater than customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. The selling stockholder may sell shares of common stock in block transactions to market makers or other purchasers at a price per share, which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed "underwriters" as that term is defined under the securities Act or the Securities Exchange Act of 1934 (or Exchange Act) or the rules and regulations under such acts.

         The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholder has not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If the selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

         The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares by the selling stockholder.

                             SELLING SECURITY HOLDER

         We are registering for offer and sale by the selling stockholder up to 300,000 shares of our common stock.

         The selling stockholder may offer his shares for sale on a continuous basis pursuant to Rule 415 under the Securities Act.

         All of the selling stockholder's shares covered by this prospectus will become tradable on the effective date of the registration statement of which this prospectus is a part.

         Based on information provided to us by the selling stockholder, the following table sets forth ownership and registration information regarding the shares held by the selling stockholder.



                                                                             Number of shares
                        Number of shares                                      beneficially
                      beneficially owned   Percent of    Number of shares      owned after        Percent of
 Name of selling           prior to the    outstanding    registered for      completion of      outstanding
    stockholder            offering          shares        sale hereby        the offering          shares
--------------------  ------------------   -----------   ----------------  -----------------     -------------
Sal Giordano, Jr.(1)   2,122,932 (2)(3)        7.6%          300,000         1,822,932 (2)(3)         6.5%



     (1) Mr. Sal Giordano, Jr., is Chairman, Chief Executive Officer and a Director of Fedders Corporation, the Registrant.
     (2) The amount shown includes 905,042 shares that are held by corporations in which Messrs. Sal Giordano, Jr. and Joseph Giordano are officers, directors and stockholders and share voting and investment power over such shares.
     (3) Includes 18,119 shares held of record by Mr. Giordano's wife, 264,659 shares held of record by Mr. Giordano's wife in trust for their grandchildren, as to which Mr. Giordano disclaims beneficial ownership, and 71,630 shares held by Mr. Giordano as trustee in trust for himself.


                           FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

         Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

         o greater price competition resulting from industry overcapacity or other factors;

         o a significant decline in industry sales resulting from slowing economic growth;

         o seasonal fluctuations in sales of air conditioning units and other climate-related products;

         o     climatic conditions, particularly cool summer conditions; and

         o     varying costs of electricity.

         We undertake no obligation to revise the forward-looking statements included in this prospectus to reflect any future events or circumstances. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences are discussed in this prospectus under the caption "Risk Factors" as well as elsewhere in this prospectus and Fedders' other filings with the SEC. See "Where You Can Find More Information."

                                  LEGAL MATTERS

         The validity of the shares offered hereby will be passed upon for us by Robert N. Edwards, Esq. Mr. Edwards holds options to acquire shares of our Common Stock.

                                     EXPERTS

          The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference (which reports express an unqualified opinion and include an explanatory paragraph relating to a change in method of accounting for goodwill and other intangible assets in 2003), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee..................$    213.24
Legal Fees and Expenses..............................................  10,000.00
Accounting Fees and Expenses.........................................   7,500.00

Total................................................................$ 17,713.24

                                ________________


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

         Article Fifth of the by-laws of Fedders provides that Fedders will indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding (other than an action by or in the right of Fedders), by reason of the fact that such person was an officer or director of Fedders, or is or was serving at the request of Fedders as a director, officer, employee or agent of another corporation or enterprise. Fedders will indemnify such person against judgments, fines, amounts paid in settlement and the reasonable expenses (including attorneys' fees) actually incurred as result of such action or proceeding, or any appeal thereof, to the full extent permissible under the DGCL.

         Article Eighth of the restated certificate of incorporation of Fedders limits the personal liability of the directors of Fedders for violations of their fiduciary duty. This provision eliminates each director's liability to Fedders or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to Fedders or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         Fedders is insured for liabilities it may incur pursuant to its restated certificate of incorporation relating to the indemnification of its directors, officers and employees. In addition, directors, officers and certain key employees are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Fedders' restated certificate of incorporation.

 ITEM 16. EXHIBITS

         The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated in this registration statement by reference.

4.1      Restated Certificate of Incorporation of the Company filed as Exhibit
         (A) to Annex (A) of the Company's Proxy Statement/Prospectus dated January 9, 2002 and incorporated herein by reference.
4.2 By-laws of the Company, filed as Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2002 and incorporated herein by reference.
5.1 Opinion of Robert N. Edwards, Esq. regarding the legality of the securities being registered.*
23.1     Consent of Deloitte & Touche LLP, Independent Auditors.*
24.1 Powers of Attorney (contained on signature page of this Registration Statement).*
____________
 *       Filed herewith



ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

(2) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Liberty Corner, New Jersey, on March 22, 2004.

                                          FEDDERS CORPORATION

                                          By:   /s/ Michael Giordano
                                                -------------------------------
                                          Name:  Michael Giordano
                                          Title: Executive Vice President,
                                                 Finance and Administration


         Each person whose signature appears below hereby constitutes and appoints Michael Giordano, Kent E. Hansen, and Robert N. Edwards, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of Fedders Corporation and in the capacities and on the dates indicated:


             SIGNATURE                              TITLE                                DATE


/s/ Sal Giordano, Jr.                 Chairman, Chief Executive Officer             March 22, 2004
--------------------------------      and Director (Principal Executive Officer
Sal Giordano, Jr.



                                      Executive Vice President, Finance             March 22, 2004
/s/ Michael Giordano                     and Administration and Chief
--------------------------------         Financial Officer (Principal
Michael Giordano                       Financial & Accounting Officer)


/s/ William J. Brennan                             Director                         March 22, 2004
--------------------------------
William J. Brennan


/s/ David C. Chang                                 Director                         March 22, 2004
--------------------------------
David C. Chang


/s/ Michael L. Ducker                              Director                         March 22, 2004
--------------------------------
Michael L. Ducker


/s/ Joseph Giordano                                Director                         March 22, 2004
--------------------------------
Joseph Giordano


/s/ C. A. Keen                                     Director                         March 22, 2004
--------------------------------
C. A. Keen


/s/ Howard S. Modlin                               Director                         March 22, 2004
--------------------------------
Howard S. Modlin


/s/ S.A. Muscarnera                                Director                         March 22, 2004
--------------------------------
S. A. Muscarnera


/s/ Anthony E. Puleo                               Director                         March 22, 2004
--------------------------------
Anthony E. Puleo


EXHIBIT LIST

         The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated in this registration statement by reference.

4.1      Restated Certificate of Incorporation of the Company filed as Exhibit
         (A) to Annex (A) of the Company's Proxy Statement/Prospectus dated January 9, 2002 and incorporated herein by reference.
4.2 By-laws of the Company, filed as Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2002 and incorporated herein by reference.
5.1 Opinion of Robert N. Edwards, Esq. regarding the legality of the securities being registered*
23.1     Consent of Deloitte & Touche LLP, Independent Auditors*
24.1 Powers of Attorney (contained on signature page of this Registration Statement)*

____________
 *       Filed herewith

                                                                  Exhibit 5.1

                       [FEDDERS CORPORATION LETTERHEAD]


                                                                 March 22, 2004

Fedders Corporation
505 Martinsville Road
Liberty Corner, New Jersey 07938

                           Re:   Fedders Corporation
                                 Registration Statement on Form S-3
                                 ----------------------------------


Ladies and Gentlemen:

         I am a Vice President and General Counsel of Fedders Corporation, a Delaware corporation (the "Company"), and have acted as its counsel in connection with the public offering by a certain stockholder of the Company (the "Selling Stockholder") of up to 300,000 of the currently issued and outstanding shares (the "Shares") of the Company's common stock, par value $0.01 per share.

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") under the Act on the date hereof (the "Registration Statement"); (ii) the Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (iii) the By-Laws of the Company, as amended to date and currently in effect. I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company and its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

        I am an attorney-at-law admitted to practice in the State of New Jersey. I do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of New Jersey and the corporate laws of the State of Delaware, and I do not express any opinion as to the effect of any other laws on the opinion stated herein.

        Based upon and subject to the foregoing, I am of the opinion that:

         1. The Shares have been duly authorized and validly issued and are fully paid and nonassessable.


        I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                 Very truly yours,


                                 /s/ Robert N. Edwards

                                                                 Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fedders Corporation on Form S-3 of our reports dated November 14, 2003 (which reports express an unqualified opinion and include an explanatory paragraph relating to a change in method of accounting for goodwill and other intangible assets in 2003), appearing in the Annual Report on Form 10-K of Fedders Corporation for the fiscal year ended August 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


March 22, 2004
Parsippany, New Jersey